Exhibit 32.1

CERTIFICATION OF

PRINCIPAL EXECUTIVE OFFICER AND

PRINCIPAL FINANCIAL OFFICER PURSUANT TO

18 U.S.C. SECTION 1350,

AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Quarterly Report of Ficaar, Inc. (the “Company”) on Form 10-Q for the Six Months ended September 30, 2021 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, Gail Levy, Chief Executive Officer and Chris Sanborn, Acting Chief Financial Officer of the Company, certify, pursuant to 18 U.S.C. § 1350, as adopted pursuant to § 906 of the Sarbanes-Oxley Act of 2002, that to my knowledge:

(1) The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2) The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

/s/ Gail Levy
Gail Levy
Chief Executive Officer
(Principal Executive Officer)

/s/ Chris Sanborn
Chris Sanborn
Acting Chief Financial Officer
(Acting Principal Financial Officer)

Date: November 10, 2021

A signed original of this written statement required by Section 906 has been provided to Ficaar, Inc. and will be retained by Ficaar, Inc. and furnished to the Securities and Exchange Commission or its staff upon request.